UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2016, the Board of Directors of Citizens & Northern Corporation (the “Company”) increased the number of its Class I Directors from two to four members, thereby increasing the aggregate size of the Corporation’s Board of Directors to twelve members, and appointed Terry Lehman and Frank Pellegrino to fill the vacancies created by such increase. Mr. Lehman’s and Mr. Pellegrino’s appointments as Class I Directors are effective immediately and each of their terms will expire as of the annual meeting of shareholders date in 2018.

By Unanimous Consent of the Sole Shareholder in Lieu of a Meeting of the Shareholders dated February 9, 2016, the Company, as Sole Shareholder of Citizens & Northern Bank (the “Bank”) increased the aggregate size of the Bank’s Board of Directors to twelve members. On February 9, 2016, the Board of Directors of the Bank appointed Terry Lehman and Frank Pellegrino to fill vacancies created by the increase in the aggregate size of the Bank’s Board of Directors.

Terry Lehman, age 58, is a retired Certified Public Accountant. Mr. Lehman has over 30 years of experience in public accounting and private industry, including serving the roles of an Assurance Director at BDO, LLP in Harrisburg, an Audit Partner at ParenteBeard, LLC, and Beard Miller Company, LLP both located in Harrisburg, Chief Financial Officer at Cardinal Technologies, Inc. in Lancaster, Senior Manager at Ernst & Young, and an Internal Auditor at Peoples National Bank of Lebanon. Mr. Lehman graduated from Shippensburg University with a Bachelor of Science in Business Administration with a concentration in Accounting and currently resides in Mount Wolf, Pennsylvania. It is expected that Mr. Lehman will serve on the Audit Committee of the Board and that he will qualify and serve as an Audit Committee "Financial Expert" as defined by SEC regulations. However, Mr. Lehman’s appointment to the Audit Committee will not be effective until the Company’s regular Board meeting in July, 2016.

Frank Pellegrino, age 53, is the Executive Vice President of Sales and Marketing of Primus Technologies Corp, Williamsport, and serves in executive leadership roles in several businesses in Lycoming, Union and Columbia counties. Mr. Pellegrino graduated from Indiana University of Pennsylvania with a Bachelor of Science in Business Administration with a concentration in Marketing and Pre-Law. Mr. Pellegrino currently resides in Williamsport, Pennsylvania. It is expected that Mr. Pellegrino will serve on the Asset Liability Committee of the Board.

Mr. Lehman and Mr. Pellegrino will be compensated in accordance with the Company’s publicly disclosed director compensation policies for non-employee directors.

No arrangements exist between the Company, or any other person, and Mr. Lehman or Mr. Pellegrino, pursuant to which either was selected as a director.

The Company has had and expects in the future to have banking transactions in the ordinary course of business with its directors and their associates, including corporations, partnerships or other organizations in which the directors have a controlling interest. All loan and other transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated February 9, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: February 9, 2016	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release

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